Exhibit 99.1

Mammoth Energy Services, Inc. Announces
Fourth Quarter and Full Year 2019 Operational and Financial Results

OKLAHOMA CITY, OKLAHOMA, February 27, 2020 - Mammoth Energy Services, Inc. ("Mammoth" or the "Company") (NASDAQ: TUSK) today reported financial and operational results for the fourth quarter and full year ended December 31, 2019.

Financial Highlights for the Fourth Quarter and Full Year 2019:

Total revenue was $67.6 million for the three months ended December 31, 2019, down from $113.4 million for the three months ended September 30, 2019 and down from $278.2 million for the three months ended December 31, 2018. Total revenue was $625.0 million for the year ended December 31, 2019, down from $1.7 billion for the year ended December 31, 2018.

Net loss for the three months ended December 31, 2019 was $60.8 million, or $1.35 per fully diluted share, as compared to net loss of $35.7 million, or $0.79 per fully diluted share, for the three months ended September 30, 2019 and net income of $68.2 million, or $1.51 per fully diluted share, for the three months ended December 31, 2018. Net loss for the year ended December 31, 2019 was $79.0 million, or $1.76 per fully diluted share, as compared to net income of $236.0 million, or $5.24 per fully diluted share for the year ended December 31, 2018.

Adjusted net loss (as defined and reconciled below) for the three months ended December 31, 2019 was $26.3 million, or $0.58 per fully diluted share, as compared to adjusted net loss of $29.2 million, or $0.65 per fully diluted share, for the three months ended September 30, 2019 and adjusted net income of $72.3 million, or $1.60 per fully diluted share, for the three months ended December 31, 2018. Adjusted net loss for the year ended December 31, 2019 was $38.0 million, or $0.85 per fully diluted share, as compared to adjusted net income of $262.3 million, or $5.83 per fully diluted share for the year ended December 31, 2018.

Adjusted EBITDA (as defined and reconciled below) was a loss of $10.3 million for the three months ended December 31, 2019, as compared to a loss of $3.8 million for the three months ended September 30, 2019 and a positive $84.3 million for the three months ended December 31, 2018. Adjusted EBITDA was a positive $77.3 million for the year ended December 31, 2019, down from $547.3 million for the year ended December 31, 2018.

Arty Straehla, Mammoth's Chief Executive Officer, stated, “The hiring of a new president for our infrastructure division in November 2019 has stabilized operations, attracted experienced industry leaders to key management positions and improved the performance of the business. With this management team in place, we are confident we can grow our infrastructure business given that demand for the services we offer outstrips supply. Market fundamentals are challenging for our oil field businesses. Although we believe the reported retirement of equipment across the industry is beginning to help the market, pricing and utilization for our oil field businesses remain depressed. The conversion of our pressure pumping fleets to dynamic gas blending (“DGB”) capabilities is progressing, and all three of our staffed fleets are operating.”

Infrastructure Services

Mammoth's infrastructure services segment contributed revenues of $26.6 million for the three months ended December 31, 2019, a decrease from $37.3 million for the three months ended September 30, 2019 and a decline from $159.6 million for the three months ended December 31, 2018.

As of December 31, 2019, Mammoth had a total of approximately 140 transmission and distribution crews in the continental United States.

The infrastructure segment contributed revenues of $214.4 million for the year ended December 31, 2019, down from $1.1 billion for the year ended December 31, 2018. Revenues for the Company's infrastructure operations in the continental United States increased approximately 96% from $60.2 million for the year ended December 31, 2018 to $117.8 million for the year ended December 31, 2019.

Pressure Pumping Services

Mammoth's pressure pumping division contributed revenues (inclusive of inter-segment revenues) of $25.0 million on 989 stages for the three months ended December 31, 2019, a decrease from $44.6 million on 783 stages for the three months ended September 30, 2019 and a decrease from $72.8 million on 1,164 stages for the three months ended December 31, 2018. On average, 1.7 of our fleets were active for the three months ended December 31, 2019, compared to average utilization of 1.2 fleets during the three months ended September 30, 2019 and an average utilization of 3.7 fleets during the three months ended December 31, 2018.

The pressure pumping division contributed revenues (inclusive of inter-segment revenues) of $246.3 million on 5,378 stages for the year ended December 31, 2019, down from $369.5 million on 6,245 stages for the year ended December 31, 2018. On average, 2.4 of our fleets were active for the year ended December 31, 2019 compared to 3.6 fleets for the year ended December 31, 2018.

The conversion of our pressure pumping fleets to DGB is progressing with the initial converted units expected to be field tested in the coming weeks. All three of our staffed fleets are currently operating in the northeast.

Natural Sand Proppant Services

Mammoth's natural sand proppant division contributed revenues (inclusive of inter-segment revenues) of $3.0 million for the three months ended December 31, 2019, a decrease from $18.4 million for the three months ended September 30, 2019 and a decrease from $27.4 million for the three months ended December 31, 2018. The Company sold approximately 76,000 tons of sand during the three months ended December 31, 2019, a decline from approximately 456,000 tons sold during the three months ended September 30, 2019 and approximately 569,000 tons sold during the three months ended December 31, 2018. The Company's average sales price for the sand sold during the three months ended December 31, 2019 was $19.95 per ton, a decrease from $26.84 per ton average sales price during the three months ended September 30, 2019 and $28.30 per ton average sales price during the three months ended December 31, 2018.

The natural sand proppant division contributed revenues (inclusive of inter-segment revenues) of $99.6 million for the year ended December 31, 2019, as compared to $168.3 million for the year ended December 31, 2018. The Company sold 2.0 million tons of sand during the year ended December 31, 2019, a decline from 2.7 million tons of sand during the year ended December 31, 2018. The Company's average sales price for the sand sold during the year ended December 31, 2019 was $29.70 per ton, a decline from $39.16 per ton average sales price during the year ended December 31, 2018.

Drilling Services

Mammoth's drilling services division contributed revenues of $4.7 million for the three months ended December 31, 2019, a decrease from $6.1 million for the three months ended September 30, 2019 and a decrease from $18.3 million for the three months ended December 31, 2018. The decline is primarily due to reduced utilization. The Company's average active rigs was 0.2 for the three months ended December 31, 2019 compared to 1.0 for the three months ended September 30, 2019 and 4.2 for the three months ended December 31, 2018.

The drilling services division contributed revenues of $32.2 million for the year ended December 31, 2019, as compared to $66.7 million for the year ended December 31, 2018. The Company's average active rigs decreased from 4.3 in 2018 to 1.4 in 2019.

As a result of market conditions, the Company has temporarily shut down its contract land drilling operations beginning in December 2019.

Other Services

Mammoth's other services, including coil tubing, pressure control, flowback, cementing, acidizing, equipment rentals, crude oil hauling, full service transportation and remote accommodations, contributed revenues (inclusive of inter-segment revenues) of $9.3 million for the three months ended December 31, 2019, a decrease from $14.0 million for the three months ended September 30, 2019 and a decrease from $20.8 million for the three months ended December 31, 2018. An average of 467 pieces of equipment were rented during the three months ended December 31, 2019, down 14% from an average of 541 pieces of equipment rented during the three months ended September 30, 2019 and down 7% from an average of 500 pieces of equipment rented for the three months ended December 31, 2018.

The Company's other services contributed revenues of $69.3 million for the year ended December 31, 2019, as compared to $83.7 million for the year ended December 31, 2018. The decrease was primarily due to a decline in utilization for our coil tubing business as well as reduced cementing and acidizing revenue. As a result of market conditions, the Company has temporarily shut down its cementing and acidizing operations as well as its flowback operations beginning in the third quarter of 2019.

Selling, General and Administrative Expenses

Selling, general and administrative ("SG&A") expenses were $10.3 million for the three months ended December 31, 2019, as compared to $14.4 million for the three months ended September 30, 2019 and $14.8 million for the three months ended December 31, 2018. SG&A expenses were $51.6 million for the year ended December 31, 2019, down from $73.1 million for the year ended December 31, 2018.
Following is a breakout of SG&A expense (in thousands):

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2019	2018	2019	2019	2018
Cash expenses:
Compensation and benefits	$3,203	$9,409	$4,777	$19,364	$42,950
Professional services	4,301	3,018	6,104	17,128	11,854
Other(a)	2,010	1,475	1,665	10,300	10,718
Total cash SG&A expense	9,514	13,902	12,546	46,792	65,522
Non-cash expenses:
Bad debt provision(b)	204	(34)	964	1,434	(14,578)
Equity based compensation(c)	—	—	—	—	17,487
Stock based compensation	620	915	913	3,326	4,666
Total non-cash SG&A expense	824	881	1,877	4,760	7,575
Total SG&A expense	$10,338	$14,783	$14,423	$51,552	$73,097

a.	Includes travel-related costs, IT expenses, rent, utilities and other general and administrative-related costs.

b.
During the year ended December 31, 2018, the Company received payment for amounts previously reserved in 2017. As a result, during the year ended December 31, 2018, the Company reversed bad debt expense of $16.0 million recognized in 2017.

c.	Represents compensation expense for non-employee awards, which were issued and are payable by certain affiliates of Wexford (the sponsor level).

SG&A expenses, as a percentage of total revenue, were 15% for the three months ended December 31, 2019, as compared to 13% for the three months ended September 30, 2019 and 5% for the three months ended December 31, 2018. SG&A expenses, as a percentage of total revenue, were 8% for the year ended December 31, 2019, as compared to 4% for the year ended December 31, 2018.

Liquidity

As of December 31, 2019, Mammoth had cash on hand totaling $5.9 million and outstanding borrowings under its revolving credit facility of $80.0 million. As of December 31, 2019, the Company had $96.1 million of available borrowing capacity under its revolving credit facility, after giving effect to $8.7 million of outstanding letters of credit, resulting in total liquidity of approximately $102.0 million.

On February 26, 2020, the Company entered into a second amendment to its revolving credit facility to, among other things, (i) amend its financial covenants, as outlined below, (ii) decrease the maximum revolving advance amount from $185 million to $130 million, (iii) decrease the amount that the maximum revolving advance can be increased to (the accordion) from $350 million to $180 million, (iv) increase the applicable margin ranges from 2.00% to 2.50% per annum in the case of the alternate base rate and from 3.00% to 3.50% per annum in the case of LIBOR, (v) increase the aggregate amount of permitted asset dispositions, and (vi) permit certain sale-leaseback transactions.

The financial covenants under the revolving credit facility were amended as follows:

•	the minimum interest coverage ratio of 3.0 to 1.0 was eliminated;

•	the maximum leverage coverage ratio of 4.0 to 1.0 was eliminated for the first two fiscal quarters of 2020 and, beginning with the fiscal quarter ended September 30, 2020, changed to 2.5 to 1.0;

•	beginning with the fiscal quarter ended September 30, 2020, a minimum fixed charge coverage ratio of at least 1.1 to 1.0 was added; and

•	from the effective date of February 26, 2020 through September 30, 2020, a minimum excess availability covenant of 10% of the maximum revolving advance amount was added.

As of February 26, 2020, Mammoth had $87.4 million in borrowings outstanding under its revolving credit facility, leaving an aggregate of $20.6 million of available borrowing capacity under this facility, after giving effect to the recent amendment that reduced the maximum revolving advance amount to $130 million. The available borrowing capacity is reduced by (i) a minimum excess availability covenant of 10% of the maximum revolving advance amount and (ii) $9.0 million of outstanding letters of credit.

Capital Expenditures

The following table summarizes Mammoth's capital expenditures by operating division for the periods indicated (in thousands):

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2019	2018	2019	2019	2018
Infrastructure services(a)	$90	$22,409	$122	$5,643	$100,701
Pressure pumping services(b)	398	9,632	2,963	14,703	33,774
Natural sand proppant services(c)	174	2,132	728	2,877	17,935
Drilling services(d)	84	1,127	146	3,156	13,398
Other(e)	125	7,113	711	9,382	26,135
Total capital expenditures	$871	$42,413	$4,670	$35,761	$191,943

a.	Capital expenditures primarily for truck, tooling and other equipment for the periods presented.

b.	Capital expenditures primarily for pressure pumping and water transfer equipment for the periods presented.

c.	Capital expenditures primarily for maintenance for the 2019 periods presented and plant upgrades for the 2018 periods presented.

d.	Capital expenditures primarily for upgrades to the Company's rig fleet for the periods presented.

d.	Capital expenditures primarily for equipment for the Company's rental and crude hauling businesses for the periods presented.

Explanatory Note Regarding Financial Information

The financial information contained in this release should be read in conjunction with the financial information contained in Mammoth’s Annual Reports filed on Form 10-K with the Securities and Exchange Commission ("SEC"), Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings.

The Company's Chief Executive Officer and Chief Financial Officer comprise the Company's Chief Operating Decision Maker function ("CODM"). Segment information is prepared on the same basis that the CODM manages the segments, evaluates the segment financial statements and makes key operating and resource utilization decisions. Segment evaluation is determined on a quantitative basis based on a function of operating income (loss) as well as a qualitative basis, such as nature of the product and service offerings and types of customers.

Based on its assessment of Financial Accounting Standards Board guidance at December 31, 2019, the Company identified four reportable segments: infrastructure services, pressure pumping services, natural sand proppant services and drilling services. For the year ended December 31, 2018, the Company identified three reportable segments consisting of infrastructure services, pressure pumping services and natural sand proppant services. The Company changed its reportable segment presentation in 2019 to include its drilling services, which includes Bison Drilling and Field Services, LLC, Bison Trucking LLC, Panther Drilling Systems LLC, Mako Acquisitions LLC and White Wing Tubular LLC, as its own reportable segment based on certain quantitative thresholds. The results of the entities were previously included in the reconciling column titled "All Other" in the tables below. The financial results by segment below for the three months ended September 30, 2019 and the three months and year ended December 31, 2018 have been retroactively adjusted to reflect this change in reportable segments.

Conference Call Information

Mammoth will host a conference call on Thursday, February 27, 2020 at 4:00 p.m. CST (5:00 p.m. EST) to discuss its fourth quarter and full year 2019 financial and operational results. The telephone number to access the conference call is 844-265-1561 in the U.S. and the international dial in is 216-562-0385. The conference ID for the call is 3895496. The conference call will also be webcast live on www.mammothenergy.com in the “Investors” section.

About Mammoth Energy Services, Inc.

Mammoth is an integrated, growth-oriented energy service company serving companies engaged in the exploration and development of North American onshore unconventional oil and natural gas reserves and government-funded utilities, private utilities, public investor-owned utilities and co-operative utilities through its energy infrastructure services. Mammoth’s suite of services and products include: pressure pumping services, infrastructure services, natural sand and proppant services, drilling services and other energy services.

For additional information about Mammoth, please visit its website at www.mammothenergy.com, where Mammoth routinely posts announcements, updates, events, investor information and presentations and recent news releases.

Investor Contact:
Don Crist
Director of Investor Relations
dcrist@mammothenergy.com
405-608-6048

Media Contact:
Peter Mirijanian
peter@pmpadc.com
(202) 464-8803

Forward-Looking Statements and Cautionary Statements

This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts that address activities, events or developments that Mammoth expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding the Company's business outlook and plans, future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, costs and other guidance regarding future developments. Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for the Company's existing operations, experience and perception of historical trends, current conditions, anticipated future developments and their effect on Mammoth, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, the Company's forward-looking statements are subject to significant risks and uncertainties, including those described in its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings it makes with the SEC, including those relating to the Company's acquisitions and contracts, many of which are beyond the Company's control, which may cause actual results to differ materially from historical experience and present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the failure to receive or delays in receiving governmental authorizations, approvals and/or payments; the outcome of ongoing government investigations and other legal proceedings, including those relating to the contracts awarded to the Company's subsidiary Cobra Acquisitions LLC by the Puerto Rico Electric Power Authority; the Company's inability to replace the prior levels of work in its business segments, including its infrastructure and pressure pumping segments; risks relating to economic conditions; the loss of or interruption in operations of one or more key suppliers or customers; the effects of government regulation, permitting and other legal requirements; operating risks; the adequacy of capital resources and liquidity; weather; natural disasters; global or national health concerns, including the outbreak of pandemic or contagious disease, such as the coronavirus; litigation; competition in the oil and natural gas and infrastructure industries; and costs and availability of resources.

Investors are cautioned not to place undue reliance on any forward-looking statement which speaks only as of the date on which such statement is made. We undertake no obligation to correct, revise or update any forward-looking statement after the date such statement is made, whether as a result of new information, future events or otherwise, except as required by applicable law.

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED BALANCE SHEETS

ASSETS	December 31,	December 31,
	2019	2018
CURRENT ASSETS	(in thousands)
Cash and cash equivalents	$5,872	$67,625
Accounts receivable, net	363,053	337,460
Receivables from related parties	7,523	11,164
Inventories	17,483	21,302
Prepaid expenses	12,354	11,317
Other current assets	695	688
Total current assets	406,980	449,556

Property, plant and equipment, net	352,772	436,699
Sand reserves	68,351	71,708
Operating lease right-of-use assets	43,446	—
Intangible assets, net - customer relationships	583	1,711
Intangible assets, net - trade names	5,205	6,045
Goodwill	67,581	101,245
Other non-current assets	7,467	6,127
Total assets	$952,385	$1,073,091
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$39,220	$68,843
Payables to related parties	526	370
Accrued expenses and other current liabilities	40,754	59,652
Current operating lease liability	16,432	—
Income taxes payable	33,465	104,958
Total current liabilities	130,397	233,823

Long-term debt	80,000	—
Deferred income tax liabilities	36,873	79,309
Long-term operating lease liability	27,102	—
Asset retirement obligation	4,241	3,164
Other liabilities	5,031	2,743
Total liabilities	283,644	319,039

COMMITMENTS AND CONTINGENCIES

EQUITY
Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 45,108,545 and 44,876,649 issued and outstanding at December 31, 2019 and 2018	451	449
Additional paid in capital	535,094	530,919
Retained earnings	136,502	226,765
Accumulated other comprehensive loss	(3,306)	(4,081)
Total equity	668,741	754,052
Total liabilities and equity	$952,385	$1,073,091

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2019	2018	2019	2019	2018
	(in thousands, except per share amounts)
REVENUE
Services revenue	$57,950	$260,513	$85,783	$452,594	$1,471,085
Services revenue - related parties	6,714	9,551	15,000	102,624	118,183
Product revenue	1,724	8,063	9,710	42,105	75,766
Product revenue - related parties	1,249	71	2,924	27,689	25,050
Total revenue	67,637	278,198	113,417	625,012	1,690,084

COST AND EXPENSES
Services cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $25,872, $26,999, $25,749, $102,901 and $106,282, respectively, for the three months ended December 31, 2019, December 31, 2018 and September 30, 2019 and years ended December 31, 2019 and 2018)	68,599	151,273	91,813	451,206	961,205
Services cost of revenue - related parties (exclusive of depreciation, depletion, amortization and accretion of $0, $0, $0, $0 and $0, respectively, for the three months ended December 31, 2019, December 31, 2018 and September 30, 2019 and years ended December 31, 2019 and 2018)	633	240	774	4,770	5,885
Product cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $2,626, $3,136, $4,019, $14,039 and $13,512, respectively, for the three months ended December 31, 2019, December 31, 2018 and September 30, 2019 and years ended December 31, 2019 and 2018)	6,337	28,797	18,547	87,812	126,714
Selling, general and administrative	9,978	14,283	14,029	49,705	71,199
Selling, general and administrative - related parties	360	500	394	1,847	1,898
Depreciation, depletion, amortization and accretion	28,521	30,159	29,791	117,033	119,877
Impairment of goodwill	30,470	—	3,194	33,664	3,203
Impairment of other long-lived assets	4,010	4,086	3,348	7,358	5,652
Total cost and expenses	148,908	229,338	161,890	753,395	1,295,633
Operating (loss) income	(81,271)	48,860	(48,473)	(128,383)	394,451

OTHER INCOME (EXPENSE)
Interest expense, net	(1,486)	(533)	(1,398)	(4,958)	(3,187)
Other, net	7,272	(1,122)	6,368	42,216	(2,036)
Total other income (expense)	5,786	(1,655)	4,970	37,258	(5,223)
(Loss) income before income taxes	(75,485)	47,205	(43,503)	(91,125)	389,228
(Benefit) provision for income taxes	(14,706)	(21,002)	(7,794)	(12,081)	153,263
Net (loss) income	$(60,779)	$68,207	$(35,709)	$(79,044)	$235,965

OTHER COMPREHENSIVE (LOSS) INCOME
Foreign currency translation adjustment, net of tax of $69, $212, ($49), ($203) and $397, respectively, for the three months ended December 31, 2019, December 31, 2018 and September 30, 2019 and years ended December 31, 2019 and 2018)	282	(961)	(213)	775	(1,420)
Comprehensive (loss) income	$(60,497)	$67,246	$(35,922)	$(78,269)	$234,545

Net (loss) income per share (basic)	$(1.35)	$1.52	$(0.79)	$(1.76)	$5.27
Net (loss) income per share (diluted)	$(1.35)	$1.51	$(0.79)	$(1.76)	$5.24
Weighted average number of shares outstanding (basic)	45,092	44,845	45,020	45,011	44,750
Weighted average number of shares outstanding (diluted)	45,092	45,048	45,020	45,011	45,021
Dividends declared per share	$—	0.125	$—	$0.25	0.25

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended
	December 31,
	2019	2018
	(in thousands)
Cash flows from operating activities:
Net (loss) income	$(79,044)	$235,965
Adjustments to reconcile net (loss) income to cash (used in) provided by operating activities:
Equity based compensation	—	17,487
Stock based compensation	4,177	5,425
Depreciation, depletion, accretion and amortization	117,033	119,877
Amortization of coil tubing strings	1,641	2,193
Amortization of debt origination costs	326	387
Bad debt expense	1,434	(14,578)
Loss on disposal of property and equipment	55	947
Impairment of goodwill	33,664	3,203
Impairment of other long-lived assets	7,358	5,652
Inventory obsolescence	1,349	—
Deferred income taxes	(42,639)	52,226
Other	(986)	16
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(27,006)	(78,840)
Receivables from related parties	3,641	22,624
Inventories	830	(5,502)
Prepaid expenses and other assets	(1,040)	1,423
Accounts payable	(25,968)	(64,966)
Payables to related parties	156	(1,008)
Accrued expenses and other liabilities	(18,800)	15,445
Income taxes payable	(71,499)	68,692
Net cash (used in) provided by operating activities	(95,318)	386,668

Cash flows from investing activities:
Purchases of property and equipment	(35,417)	(187,285)
Purchases of property and equipment from related parties	(344)	(4,658)
Business acquisitions	—	(20,824)
Contributions to equity investee	(680)	(702)
Proceeds from disposal of property and equipment	3,217	1,514
Net cash used in investing activities	(33,224)	(211,955)

Cash flows from financing activities:
Borrowings from lines of credit	156,000	77,000
Repayments of lines of credit	(76,000)	(176,900)
Dividends paid	(11,219)	(11,201)
Principal payments on financing leases and equipment financing notes	(2,079)	(292)
Debt issuance costs	—	(1,199)
Net cash provided by (used in) financing activities	66,702	(112,592)
Effect of foreign exchange rate on cash	87	(133)
Net change in cash and cash equivalents	(61,753)	61,988
Cash and cash equivalents at beginning of period	67,625	5,637
Cash and cash equivalents at end of period	$5,872	$67,625

Supplemental disclosure of cash flow information:
Cash paid for interest	$4,741	$3,212
Cash paid for income taxes	$110,848	$32,757
Supplemental disclosure of non-cash transactions:
Purchases of property and equipment included in accounts payable	$2,303	$11,908
Right-of-use assets obtained for financing lease liabilities	$3,721	$—

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS
(in thousands)

Three months ended December 31, 2019	Infrastructure	Pressure Pumping	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$26,618	$24,515	$2,974	$4,637	$8,893	$—	$67,637
Intersegment revenues	—	442	—	14	362	(818)	—
Total revenue	26,618	24,957	2,974	4,651	9,255	(818)	67,637
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	30,988	20,891	6,162	6,934	10,594	—	75,569
Intersegment cost of revenues	—	339	28	160	291	(818)	—
Total cost of revenue	30,988	21,230	6,190	7,094	10,885	(818)	75,569
Selling, general and administrative	5,516	1,449	792	1,042	1,539	—	10,338
Depreciation, depletion, amortization and accretion	7,961	9,996	2,627	3,389	4,548	—	28,521
Impairment of goodwill	434	23,423	2,684	—	3,929	—	30,470
Impairment of other long-lived assets	—	—	—	2,955	1,055	—	4,010
Operating loss	(18,281)	(31,141)	(9,319)	(9,829)	(12,701)	—	(81,271)
Interest expense, net	665	318	48	227	228	—	1,486
Other (income) expense, net	(7,679)	574	—	14	(181)	—	(7,272)
Loss before income taxes	$(11,267)	$(32,033)	$(9,367)	$(10,070)	$(12,748)	$—	$(75,485)

Three months ended December 31, 2018	Infrastructure	Pressure Pumping	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$159,610	$72,219	$8,133	$18,082	$20,154	$—	$278,198
Intersegment revenues	—	560	19,273	191	630	(20,654)	—
Total revenue	159,610	72,779	27,406	18,273	20,784	(20,654)	278,198
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	75,486	39,601	28,796	16,388	20,039	—	180,310
Intersegment cost of revenues	—	19,787	253	274	313	(20,627)	—
Total cost of revenue	75,486	59,388	29,049	16,662	20,352	(20,627)	180,310
Selling, general and administrative	9,689	1,768	1,170	1,137	1,019	—	14,783
Depreciation, depletion, amortization and accretion	7,425	10,952	3,138	4,201	4,443	—	30,159
Impairment of other long-lived assets	308	—	—	3,778	—	—	4,086
Operating income (loss)	66,702	671	(5,951)	(7,505)	(5,030)	(27)	48,860
Interest expense, net	82	177	40	122	112	—	533
Other expense, net	60	340	304	395	23	—	1,122
Income (loss) before income taxes	$66,560	$154	$(6,295)	$(8,022)	$(5,165)	$(27)	$47,205

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS
(in thousands)

Three months ended September 30, 2019	Infrastructure	Pressure Pumping	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$37,289	$43,887	$12,634	$6,065	$13,542	$—	$113,417
Intersegment revenues	—	725	5,727	58	417	(6,927)	—
Total revenue	37,289	44,612	18,361	6,123	13,959	(6,927)	113,417
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	36,940	33,059	18,547	7,203	15,385	—	111,134
Intersegment cost of revenues	—	6,054	326	185	362	(6,927)	—
Total cost of revenue	36,940	39,113	18,873	7,388	15,747	(6,927)	111,134
Selling, general and administrative	7,322	3,669	1,314	910	1,208	—	14,423
Depreciation, depletion, amortization and accretion	7,953	10,176	4,022	3,096	4,544	—	29,791
Impairment of goodwill	—	—	—	—	3,194		3,194
Impairment of other long-lived assets	—	—	—	—	3,348	—	3,348
Operating income (loss)	(14,926)	(8,346)	(5,848)	(5,271)	(14,082)	—	(48,473)
Interest expense, net	599	316	43	220	220	—	1,398
Other expense, net	(6,239)	(3)	99	(101)	(124)	—	(6,368)
Income (loss) before income taxes	$(9,286)	$(8,659)	$(5,990)	$(5,390)	$(14,178)	$—	$(43,503)

Year ended December 31, 2019	Infrastructure	Pressure Pumping	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$214,449	$241,972	$69,794	$31,728	$67,069	$—	$625,012
Intersegment revenues	—	4,378	29,796	498	2,231	(36,903)	—
Total revenue	214,449	246,350	99,590	32,226	69,300	(36,903)	625,012
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	171,756	177,997	87,637	35,963	70,435	—	543,788
Intersegment cost of revenues	—	31,727	2,542	846	1,848	(36,963)	—
Total cost of revenue	171,756	209,724	90,179	36,809	72,283	(36,963)	543,788
Selling, general and administrative	25,390	10,993	5,006	4,160	6,003	—	51,552
Depreciation, depletion, amortization and accretion	31,451	40,240	14,050	13,255	18,037	—	117,033
Impairment of goodwill	434	23,423	2,684	—	7,123	—	33,664
Impairment of other long-lived assets	—	—	—	2,955	4,403	—	7,358
Operating (loss) income	(14,582)	(38,030)	(12,329)	(24,953)	(38,549)	60	(128,383)
Interest expense, net	1,689	1,283	193	907	886	—	4,958
Other (income) expense, net	(42,787)	580	67	(109)	33	—	(42,216)
Income (loss) before income taxes	$26,516	$(39,893)	$(12,589)	$(25,751)	$(39,468)	$60	$(91,125)

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS
(in thousands)

Year ended December 31, 2018	Infrastructure	Pressure Pumping	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$1,082,371	$362,491	$100,816	$66,237	$78,169	$—	$1,690,084
Intersegment revenues	—	7,001	67,459	416	5,541	(80,417)	—
Total revenue	1,082,371	369,492	168,275	66,653	83,710	(80,417)	1,690,084
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	608,017	223,296	126,714	60,248	75,529	—	1,093,804
Intersegment cost of revenues	2,583	70,365	6,103	554	785	(80,390)	—
Total cost of revenue	610,600	293,661	132,817	60,802	76,314	(80,390)	1,093,804
Selling, general and administrative	27,126	29,761	6,218	5,343	4,649	—	73,097
Depreciation, depletion, amortization and accretion	20,516	51,487	13,519	18,233	16,122	—	119,877
Impairment of goodwill	—	—	—	—	3,203	—	3,203
Impairment of other long-lived assets	308	143	—	3,966	1,235	—	5,652
Operating income (loss)	423,821	(5,560)	15,721	(21,691)	(17,813)	(27)	394,451
Interest expense, net	423	1,171	234	835	524	—	3,187
Other expense (income), net	573	434	525	461	43	—	2,036
Income (loss) before income taxes	$422,825	$(7,165)	$14,962	$(22,987)	$(18,380)	$(27)	$389,228

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of the Company's financial statements, such as industry analysts, investors, lenders and rating agencies. Mammoth defines Adjusted EBITDA as net income (loss) before depreciation, depletion, amortization and accretion expense, impairment of goodwill, impairment of other long-lived assets, inventory obsolescence charges, acquisition related costs, public offering costs, equity based compensation, stock based compensation, interest expense, net, other (income) expense, net (which is comprised of the (gain) or loss on disposal of long-lived assets) and provision (benefit) for income taxes, further adjusted to add back interest on trade accounts receivable. The Company excludes the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within the energy service industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) or cash flows from operating activities as determined in accordance with GAAP or as an indicator of Mammoth's operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Mammoth's computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company believes that Adjusted EBITDA is a widely followed measure of operating performance and may also be used by investors to measure its ability to meet debt service requirements.

The following tables provide a reconciliation of Adjusted EBITDA to the GAAP financial measure of net income (loss) on a consolidated basis and for each of the Company's segments (in thousands):

Consolidated

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
Reconciliation of Adjusted EBITDA to net (loss) income:	2019	2018	2019	2019	2018
Net (loss) income	$(60,779)	$68,207	$(35,709)	$(79,044)	$235,965
Depreciation, depletion, accretion and amortization expense	28,521	30,159	29,791	117,033	119,877
Impairment of goodwill	30,470	—	3,194	33,664	3,203
Impairment of other long-lived assets	4,010	4,086	3,348	7,358	5,652
Inventory obsolescence charges	—	—	1,349	1,349	—
Acquisition related costs	—	61	—	45	191
Public offering costs	—	(10)	—	—	982
Equity based compensation	—	—	—	—	17,487
Stock based compensation	811	1,094	1,134	4,177	5,425
Interest expense, net	1,486	533	1,398	4,958	3,187
Other (income) expense, net	(7,272)	1,122	(6,368)	(42,216)	2,036
(Benefit) provision for income taxes	(14,706)	(21,002)	(7,794)	(12,081)	153,263
Interest on trade accounts receivable	7,174	—	5,896	42,040	—
Adjusted EBITDA	$(10,285)	$84,250	$(3,761)	$77,283	$547,268

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Infrastructure Services

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
Reconciliation of Adjusted EBITDA to net (loss) income:	2019	2018	2019	2019	2018
Net (loss) income	$(14,005)	$141,875	$(10,763)	$17,108	$319,940
Depreciation and amortization expense	7,961	7,425	7,953	31,451	20,516
Impairment of goodwill	434	—	—	434	—
Impairment of other long-lived assets	—	308	—	—	308
Acquisition related costs	—	61	—	12	58
Public offering costs	—	(10)	—	—	473
Stock based compensation	183	470	217	870	2,089
Interest expense	665	82	599	1,689	423
Other (income) expense, net	(7,679)	60	(6,239)	(42,787)	573
Provision (benefit) for income taxes	2,738	(75,315)	1,477	9,408	102,885
Interest on trade accounts receivable	7,174	—	5,896	42,040	—
Adjusted EBITDA	$(2,529)	$74,956	$(860)	$60,225	$447,265

Pressure Pumping Services

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
Reconciliation of Adjusted EBITDA to net (loss) income:	2019	2018	2019	2019	2018
Net (loss) income	$(32,033)	$154	$(8,659)	$(39,893)	$(7,165)
Depreciation and amortization expense	9,996	10,952	10,176	40,240	51,487
Impairment of goodwill	23,423	—	—	23,423	—
Impairment of other long-lived assets	—	—	—	—	143
Acquisition related costs	—	—	—	18	39
Public offering costs	—	—	—	—	264
Equity based compensation	—	—	—	—	17,487
Stock based compensation	297	318	503	1,700	1,612
Interest expense	318	177	316	1,283	1,171
Other (income) expense, net	574	340	(3)	580	434
Adjusted EBITDA	$2,575	$11,941	$2,333	$27,351	$65,472

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Natural Sand Proppant Services

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
Reconciliation of Adjusted EBITDA to net (loss) income:	2019	2018	2019	2019	2018
Net (loss) income	$(9,367)	$(6,295)	$(5,990)	$(12,589)	$14,962
Depreciation, depletion, accretion and amortization expense	2,627	3,138	4,022	14,050	13,519
Impairment of goodwill	2,684	—	—	2,684	—
Acquisition related costs	—	—	—	8	(38)
Public offering costs	—	—	—	—	144
Stock based compensation	156	181	216	812	783
Interest expense	48	40	43	193	234
Other expense (income), net	—	304	99	67	525
Adjusted EBITDA	$(3,852)	$(2,632)	$(1,610)	$5,225	$30,129

Drilling Services

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
Reconciliation of Adjusted EBITDA to net (loss) income:	2019	2018	2019	2019	2018
Net (loss) income	$(10,070)	$(8,022)	$(5,390)	$(25,751)	$(22,987)
Depreciation, depletion, accretion and amortization expense	3,389	4,201	3,096	13,255	18,233
Impairment of other long-lived assets	2,955	3,778	—	2,955	3,966
Acquisition related costs	—	—	—	2	—
Public offering costs	—	—	—	—	45
Stock based compensation	82	36	91	361	576
Interest expense	227	122	220	907	835
Other expense (income), net	14	395	(101)	(109)	461
Adjusted EBITDA	$(3,403)	$510	$(2,084)	$(8,380)	$1,129

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Other Services(a)

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
Reconciliation of Adjusted EBITDA to net loss:	2019	2018	2019	2019	2018
Net loss	$4,695	$(59,478)	$(4,907)	$(17,980)	$(68,758)
Depreciation and amortization expense	4,548	4,443	4,544	18,037	16,122
Impairment of goodwill	3,929	—	3,194	7,123	3,203
Impairment of other long-lived assets	1,055	—	3,348	4,403	1,235
Inventory obsolescence charges	—	—	1,349	1,349	—
Acquisition related costs	—	—	—	5	132
Public offering costs	—	—	—	—	56
Stock based compensation	93	89	107	434	365
Interest expense, net	228	112	220	886	524
Other (income) expense, net	(181)	23	(124)	33	43
(Benefit) provision for income taxes	(17,443)	54,313	(9,271)	(21,488)	50,378
Adjusted EBITDA	$(3,076)	$(498)	$(1,540)	$(7,198)	$3,300

a.
Includes results for Mammoth's coil tubing, pressure control, flowback, cementing, acidizing, equipment rentals, crude oil hauling, full service transportation and remote accommodations services and corporate related activities. The Company's corporate related activities do not generate revenue.

Adjusted Net (Loss) Income and Adjusted (Loss) Earnings per Share

Adjusted net (loss) income and adjusted basic and diluted (loss) earnings per share are supplemental non-GAAP financial measures that are used by management to evaluate the Company's operating and financial performance. Management believes these measures provide meaningful information about the Company's performance by excluding certain non-cash charges, such as impairment expense and equity based compensation, that may not be indicative of the Company's ongoing operating results. Adjusted net (loss) income and adjusted (loss) earnings per share should not be considered in isolation or as a substitute for net (loss) income and (loss) earnings per share prepared in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. The following tables provide a reconciliation of adjusted net (loss) income and adjusted (loss) earnings per share to the GAAP financial measures of net (loss) income and (loss) earnings per share for the periods specified.

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2019	2018	2019	2019	2018
	(in thousands, except per share amounts)
Net (loss) income, as reported	$(60,779)	$68,207	$(35,709)	$(79,044)	$235,965
Impairment of goodwill	30,470	—	3,194	33,664	3,203
Impairment of other long-lived assets	4,010	4,086	3,348	7,358	5,652
Equity based compensation	—	—	—	—	17,487
Adjusted net (loss) income	$(26,299)	$72,293	$(29,167)	$(38,022)	$262,307

Basic (loss) earnings per share, as reported	$(1.35)	$1.52	$(0.79)	$(1.76)	$5.27
Impairment of goodwill	0.68	—	0.07	0.75	0.07
Impairment of other long-lived assets	0.09	0.09	0.07	0.16	0.13
Equity based compensation	—	—	—	—	0.39
Adjusted basic (loss) earnings per share	$(0.58)	$1.61	$(0.65)	$(0.85)	$5.86

Diluted (loss) earnings per share, as reported	$(1.35)	$1.51	$(0.79)	$(1.76)	$5.24
Impairment of goodwill	0.68	—	0.07	0.75	0.07
Impairment of other long-lived assets	0.09	0.09	0.07	0.16	0.13
Equity based compensation	—	—	—	—	0.39
Adjusted diluted (loss) earnings per share	$(0.58)	$1.60	$(0.65)	$(0.85)	$5.83